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                                                                    EXHIBIT 21.1
                              SITARA NETWORKS, INC.
                                  SUBSIDIARIES


                                                              STATE OR JURISDICTION
NAME                                                          OF INCORPORATION
Sitara Networks Canada Inc.                                   Ontario, Canada

Sitara Networks Asia PTE Limited                              Republic of Singapore

Sitara Networks Europe Limited                                Wales, United Kingdom

Sitara Networks Japan K.K.                                    Japan

Sitara Networks Hong Kong Limited                             Hong Kong

Sitara Networks Australia Pty. Ltd.                           Sydney, Australia

Sitara Networks Germany GmbH                                  Dusseldorf, Germany

Sitara Networks South Africa (Proprietary) Limited            Republic of South Africa

Sitara Networks France SAS                                    Paris, France

Sitara Networks International, Inc.                           Delaware

Sitara Networks Investments, Inc.                             Massachusetts